EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 28, 2005, except as to Note 1 which is as of November 30, 2005, relating to the financial statements and financial statement schedule of eCOST.com, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 30, 2005